UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2009

WEST CANYON ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-130673	20-8756823
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

20333 State Highway 249, Suite 200 – 113, Houston, TX		77070-26133
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (281) 378-1563

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 29, 2009, we entered into an executive employment agreement with Felipe Pimienta Barrios, our chief financial officer and director. Pursuant to the terms of the agreement, we agree to pay to Felipe Pimienta Barrios a monthly salary of $4,000. The agreement is effective December 1, 2008 and shall continue for a period of twelve months.

On January 29, 2009, we entered into an amending agreement with Summit Consulting Limited, a company for which our president is a principle. The amending agreement amends a consulting agreement dated July 2, 2008. Under the amending agreement, we have extended the term of the consulting agreement to December 31, 2009.

Item 3.02. Unregistered Sales of Equity Securities

On January 29, 2009, we issued 500,000 shares of our common stock to Felipe Pimienta Barrios pursuant to the terms of an executive employment agreement.

We will issue all of the shares to one non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

10.1	Executive Employment Agreement with Felipe Pimienta Barrios

10.2	Amending Agreement with Summit Consulting Limited

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CANYON ENERGY CORP.

/s/ Shane Reeves
Shane Reeves
President

Date:	January 30, 2009